EXHIBIT 3(i)

AMENDED AND RESTATED

ARTICLES OF INCORPORATION

OF

JOMAR SPECIALITIES, INC.

A Florida Corporation

Joseph P. Flad, Jr. certifies that:

1.  Joseph P. Flad, Jr. is the duly elected and acting President and Mary E. Flad is the duly elected and acting Secretary of the corporation herein above named.

2.  The Articles of Incorporation of the corporation shall be amended and restated to read in full as follows:

ARTICLE I.

The name of the corporation shall be JOMAR Specialties, Inc. and shall be governed by Title XXXVI Chapter 607 of the Florida Statutes.

ARTICLE II.

The nature of the business of the corporation shall be to engage in any lawful activity permitted by the laws of the State of Florida, and desirable to support the continued existence of the corporation.

ARTICLE III.

The total authorized capital stock of the corporation shall be Seventy-Five million (75,000,000) shares of $.01 par value common stock, all or any part of which capital stock may be paid for in cash, in property or in labor and services at a fair valuation to be fixed by the Board of Directors. Such stock may be issued from time to time without any action by the stockholders for such consideration as may be fixed from time to time by the Board of Directors, and shares so issued, the full consideration for which has been paid or delivered shall be deemed the fully paid up stock, and the holder of such shares shall not be liable for any further payment thereof. Each share of stock shall have voting privileges and will be eligible for dividends.

ARTICLE IV.

The initial principal office of the corporation shall be: 3129 Tyrone Boulevard, St. Petersburg, FL 33710 located in Pinellas County, Florida. The corporation shall have the power to establish other offices both within and without the State of Florida.

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ARTICLE V.

The corporation shall have perpetual existence.

ARTICLE VI.

The registered agent and the office of the resident agent shall be as follows:

Joseph P. Flad, Jr. :  3129 Tyrone Boulevard, St. Petersburg, FL 33710.

ARTICLE VII.

The governing board of this corporation shall be known as Directors, which shall consist of not less than one (1) Director and not more than fifteen (15) directors and the number of directors may from time to time be increased or decreased in such manner as shall be provided by the By-Laws of this corporation, provided that the number of directors shall not be reduced to less than one (1) Director. The election of directors shall be on an annual basis.  Each of the said Directors shall be of full and legal age.  A quorum for the transaction of business shall be a simple majority of the Directors so qualified and present at a meeting. Meetings of the Board of Directors may be held within or without the State of Florida and members of the Board of Directors need not be stockholders.

ARTICLE VIII.

The names and post office addresses of the Board of Directors of the corporation are:

Joseph P. Flad, Jr.:  3129 Tyrone Boulevard, St. Petersburg, FL 33710.

Mary E. Flad:  3129 Tyrone Boulevard, St. Petersburg, FL 33710

ARTICLE IX.

The names and post office addresses of the Officers, subject to this Charter and the By- Laws of the corporation and the laws of the State of Florida, shall hold office for the first year of business or until removal, resignation or an election is held by the Board of Directors for the election of the officers and or the successors have been duly elected and qualified are:

Joseph P. Flad, Jr., President:  3129 Tyrone Boulevard, St. Petersburg, FL 33710.

Mary E. Flad, Secretary:  3129 Tyrone Boulevard, St. Petersburg, FL 33710

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ARTICLE X.

The names and post office addresses of the subscribers to these Articles of Incorporation are:

Joseph P. Flad, Jr.:  3129 Tyrone Boulevard, St. Petersburg, FL 33710.

Mary E. Flad:  3129 Tyrone Boulevard, St. Petersburg, FL 33710

ARTICLE XI.

It is specified that the date when the corporate existence of the corporation shall commence is the date of filing by the Secretary of State of these Articles of Incorporation.

ARTICLE X.

The corporation shall have the power to indemnify any officer, director, or former officer or director, to the fullest extent permitted by law.

ARTICLE XI.

If all of the directors severally and collectively consent in writing to any action taken or to be taken by the Corporation, and the writings evidencing their consent are filed with the Secretary of the Corporation, the action shall be as valid as though it had been authorized at a meeting of the Board of Directors.

ARTICLE XII.

Except as otherwise provided by law, the voting power for each share of stock shall be vested dispositively in each of the holders of the outstanding common stock.

ARTICLE XIII.

Any plan of merger, acquisition or other business combination shall require a simple majority vote of the shareholders.  Said simple majority shall be 50.1% of the issued and outstanding shares.

The undersigned, being the original incorporators hereinbefore named, for the purpose of forming a corporation to do business both within and without the State of Florida, and in pursuance of the general corporation law of the State of Florida, do make and file this certificate, hereby declaring and certifying the facts hereinabove stated are true, and accordingly have hereunto set their hands this  3rd  day of August, 2006.

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We further declare under penalty of perjury under the laws of the State of Florida that the matters set forth in this Amended and Restated Articles of Incorporation are true and correct to the best of our knowledge.

/s/JOSEPH P. FLAD, JR.

Joseph P. Flad, Jr.

DONE and DATED this  3rd  day of August, 2006.

STATE OF FLORIDA

)

)

SS

COUNTY OF PINELLAS

)

On this   3rd   day of August, 2006, personally appeared before me, a Notary Public in and for said County and State, Joseph P. Flad, Jr., President of Jomar Specialties, Inc., who proved to be the above named officer and acknowledged that he executed the above instrument freely and voluntarily for the uses and purposes therein mentioned for, and on behalf of said corporation and under its corporate seal.

SUBSCRIBED and SWORN to before me

this  3rd  day of August, 2006.

/s/Christina Askew Christina Askew NOTARY PUBLIC, in and for said County and State.	(Seal)	Notary Public State of Florida Christina Askew My Commission DD513063 Expires 02/26/2010

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/s/ MARY E. FLAD

Mary E. Flad

DONE and DATED this   3rd  day of August, 2006.

STATE OF FLORIDA

)

)

SS

COUNTY OF PINELLAS

)

On this   3rd  day of August, 2006, personally appeared before me, a Notary Public in and for said County and State, Joseph P. Flad, Jr., President of Jomar Specialties, Inc., who proved to be the above named officer and acknowledged that he executed the above instrument freely and voluntarily for the uses and purposes therein mentioned for, and on behalf of said corporation and under its corporate seal.

SUBSCRIBED and SWORN to before me

this   3rd  day of August, 2006.

/s/Christina Askew Christina Askew NOTARY PUBLIC, in and for said County and State.	(Seal)	Notary Public State of Florida Christina Askew My Commission DD513063 Expires 02/26/2010

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CERTIFICATE OF RESTATED ARTICLES OF INCORPORATION

In accordance with Title XXXVI, Chapter 607, Section 607.1007 of the Florida Statutes, the Board of Directors of Jomar Specialties, Inc. has approved the filing of Amended and Restated Articles of Incorporation and that this Restatement does contain amendment(s) that required shareholder approval and that the Board of Directors adopted the Restatement after submission of the same to the shareholders and a majority approval by the shareholders.

The Shareholders at a meeting duly held on the 3rd day of August, 2006, adopted the Restated Articles of Incorporation and any and all amendments, to the original Articles of Incorporation of Jomar Specialties, Inc. and that the number of votes cast for the amendment(s) by the shareholders was sufficient for approval in accordance with Title XXXVI, Chapter 607, Section 607.1006.

The undersigned, being the President and Secretary, for the purpose of filing this Certificate with the State of Florida, and in pursuance of the general corporation law of the State of Florida does make and file this certificate, hereby declaring and certifying the facts hereinabove stated are true, and accordingly has hereunto set their hands this  3rd day of August, 2006.

/s/ JOSEPH P. FLAD, JR.

Joseph P. Flad, Jr.

DONE and DATED this  3rd  day of August, 2006.

STATE OF FLORIDA

)

)

SS

COUNTY OF PINELLAS

)

On this  3rd  day of August, 2006, personally appeared before me, a Notary Public in and for said County and State, Joseph P. Flad, Jr., President of Jomar Specialties, Inc., who proved to be the above named officer and acknowledged that he executed the above instrument freely and voluntarily for the uses and purposes therein mentioned for, and on behalf of said corporation and under its corporate seal.

SUBSCRIBED and SWORN to before me

this  3rd day of August, 2006.

/s/Christina Askew Christina Askew NOTARY PUBLIC, in and for said County and State.	(Seal)	Notary Public State of Florida Christina Askew My Commission DD513063 Expires 02/26/2010

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/S/ Mary E. Flad

Mary E. Flad

DONE and DATED this  3rd day of August, 2006.

STATE OF FLORIDA

)

)

SS

COUNTY OF PINELLAS

)

On this  3rd  day of August, 2006, personally appeared before me, a Notary Public in and for said County and State, Mary E. Flad, Secretary of Jomar Specialties, Inc., who proved to be the above named officer and acknowledged that she executed the above instrument freely and voluntarily for the uses and purposes therein mentioned for, and on behalf of said corporation and under its corporate seal.

SUBSCRIBED and SWORN to before me

this  3rd day of August, 2006.

/s/Christina Askew Christina Askew NOTARY PUBLIC, in and for said County and State.	(Seal)	Notary Public State of Florida Christina Askew My Commission DD513063 Expires 02/26/2010

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WRITTEN ACCEPTANCE BY REGISTERED AGENT

I, JOSEPH P. FLAD, JR., the undersigned, being the registered agent for JOMAR SPECIALTIES, INC., do hereby state that I am familiar with and accept the duties and responsibilities as registered agent for the said corporation. I hereby declare and certify the facts hereinabove stated are true, and accordingly hereunto set my hand this  3rd   day of August, 2006.

/s/ Joseph P. Flad, Jr.

Joseph P. Flad, Jr.

STATE OF FLORIDA

)

)

SS

COUNTY OF PINELLAS

)

On this  3rd  day of August, 2006, personally appeared before me, a Notary Public in and for said County and State, Joseph P. Flad, Jr., registered agent of Jomar Specialties, Inc., who proved to be the above named registered agent and acknowledged that he executed the above instrument freely and voluntarily for the uses and purposes therein mentioned for, and on behalf of said corporation and under its corporate seal.

SUBSCRIBED and SWORN to before me

this   3rd day of August, 2006.

/s/Christina Askew Christina Askew NOTARY PUBLIC, in and for said County and State.	(Seal)	Notary Public State of Florida Christina Askew My Commission DD513063 Expires 02/26/2010

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